MASTER SOFTWARE LICENSE CANCELLATION AGREEMENT

     THIS MASTER SOFTWARE LICENSE CANCELLATION AGREEMENT (the “Agreement”) is hereby entered into on this 27th day of December 2010, by and between MOUNT KNOWLEDGE HOLDINGS, INC., a Nevada corporation, having its address at 39555 Orchard Hill Place, Suite 600 PMB 6096, Novi, Michigan 48375, (the “Company”) and MOUNT KNOWLEDGE INC., an Ontario Canada corporation, having its address at 150 Consumers Road, Suite 202, Toronto, ON, M2J 1P9, Canada, (“MTKINC”).

RECITALS

     WHEREAS, Company and MTKINC executed a Master Software License Agreement on or about January 21, 2010 (the “Master Software License Agreement”), a copy attached hereto as Exhibit A; and

     WHEREAS, both the Company and MTKINC deem it to be in their respective best interests and hereby agree to immediately cancel the Master Software License Agreement.

AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants contained herein (the sufficiency whereof is hereby acknowledged by the parties hereto), the parties hereby agree to and with each other as follows:

     1. CANCELLATION. On the terms and subject to the conditions of this Agreement, immediately upon the execution of this Agreement by all parties hereto, the Master Software License Agreement shall be deemed to be cancelled and shall no longer have any legal effect (the “Cancellation Transaction”).

     2. RELEASE. Effective upon consummation of the Cancellation Transaction, MTKINC, together with its successors and assigns, and all others claiming through or under it, does hereby remise, release, acquit and forever discharge the Company, its respective directors, officers, shareholders, employees, consultants and agents, and their respective successors and assigns (collectively, the “Releasee Parties”), of and from all obligations, claims, debts, demands, covenants, contracts, promises, agreements, liabilities, controversies, costs, expenses, causes of action, suits and demands whatsoever, in law or in equity, whether known or unknown, foreseen or unforeseen, accrued or not accrued, direct or indirect, which MTKINC ever had, now or can, shall or may have howsoever against the Releasee Parties, either alone or in combination with others, arising out of or from or in any way related to the original grant and this cancellation of the Master Software License Agreement.

     3. REPRESENTATIONS OF COMPANY. Company represents and warrants to MTKINC as follows:

(a)

All action on the part of Company, necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder has been taken. This Agreement, when executed and delivered by Company, will constitute a valid and legally binding obligation of Company, enforceable against Company in accordance with its terms.

(b)

Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Company is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which Company is a party. Company has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the transactions contemplated hereby.

(c)

No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person is required for the valid authorization, execution, delivery and performance by Company of this Agreement and the consummation of the transactions contemplated hereby.

4. REPRESENTATIONS OF MTKINC. MTKINC represents and warrants to Company as follows:

(a)

All action on the part of MTKINC, necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the MTKINC hereunder has been taken. This Agreement, when executed and delivered by MTKINC, will constitute a valid and legally binding obligation of MTKINC, enforceable against MTKINC in accordance with its terms.

(b)

Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which MTKINC is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which MTKINC is a party. MTKINC has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the transactions contemplated hereby.

(c)

No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person is required for the valid authorization, execution, delivery and performance by MTKINC of this Agreement and the consummation of the transactions contemplated hereby.

     5. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

     6. AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each party or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action, or compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, and permitted assigns.

     8. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired hereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     9. ENTIRE AGREEMENT. This Agreement represents the entire agreement of the parties hereto with respect to the matters contemplated hereby, and there are no written or oral representations, warranties, understandings or agreements with respect hereto except as expressly set forth herein.

     10. FURTHER ASSURANCES. Each of Company and MTKINC hereby agrees and provides further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

     11. COUNTERPARTS. This Agreement may be executed via facsimile in one or more counterparts and transmitted via facsimile or PDF, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. When counterparts of copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals.

[Signatures follow on next page]

     IN WITNESS WHEREOF the parties hereto have placed their signatures hereon on the day and year first above written.

WITNESSES:	COMPANY

MOUNT KNOWLEDGE HOLDINGS, INC.,
Print Name: _________________________________	A Nevada Corporation

/s/ Daniel A. Carr
Print Name: _________________________________	By: Daniel A. Carr
Its: President and CEO

WITNESSES:	MTKINC

MOUNT KNOWLEDGE INC.,
Print Name: __________________________________	An Ontario Canada Corporation

/s/ Erwin Sniedzins
Print Name: __________________________________	By: Erwin Sniedzins
Its: President and CEO

EXHIBIT A

Copy of executed Master Software License Agreement

Dated January 21, 2010